Exhibit 99.1

PublicSquare Grateful for Closure of Politically Motivated CFPB Investigation into Credova

•	Closure affirms Credova and PublicSquare’s responsible and transparent operations supporting the Second Amendment

•	End of this Biden-era, politically motivated investigation is a victory for freedom, for business, and for every American who refuses to yield to government overreach

WEST PALM BEACH, FL — August 19, 2025 — PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSquare” or the “Company”) was pleased to receive notification from the Consumer Financial Protection Bureau (“CFPB”) that it had formally closed the investigation into Credova Financial, LLC (“Credova”), a wholly owned subsidiary of PublicSquare. As the Bureau confirmed to Credova, it was closing the investigation because it “has determined that this investigation exemplifies the type of weaponization against disfavored industries and individuals that President Trump and Acting Director Vought are committed to ending,” and that “the record of this investigation clearly demonstrates that it was conducted in a biased manner that targeted Credova’s exercise of its constitutional rights and facilitation of others’ exercise of their constitutional rights.” The Bureau determined that its investigation of Credova “was not aimed at protecting consumers, but at suppressing activities protected by the First and Second Amendment.”

“The conclusion of the CFPB’s investigation confirms the strength and integrity of our company and validates the trust our merchants and consumers place in us,” commented Michael Seifert, Chairman and CEO of PublicSquare. “This outcome is a win for our entire company, our board, our customers, and a 2nd Amendment community that has seen years of government attempts to regulate businesses like ours out of existence. We would like to thank President Trump, Acting Director Vought, CFPB Chief Legal Officer Mark Paoletta, CFPB Senior Adviser Jeff Clark, and the CFPB staff for their internal review of this investigation and commitment to ensuring the Bureau operates free from political bias and suppression of constitutional rights. PublicSquare remains committed to scaling responsibly, delivering long-term value to our shareholders, and advancing our mission to build an economy rooted in liberty.”

“For more than four years, Credova was forced to defend itself from what we always believed was a politically motivated investigation that was less about consumer protection and more about targeting lawful commerce tied to the Second Amendment,” stated Dusty Wunderlich, Chief Strategy Officer & Board Member of PublicSquare and former President of Credova. “From our view, this was the most recent in a line of attempts to weaponize government against businesses that refuse to conform to a specific political agenda. We did not yield. We stood firm in defense of our mission, our merchants, and the constitutional rights of the Americans we serve. The conclusion of this investigation is a victory not just for our company, but for every business and citizen who believes that freedom must never be compromised.”

Blake Masters, PublicSquare Board Member and leader in the 2nd Amendment Community, commented, “The closure of this investigation is a strong reminder that when businesses stand firm against government intimidation, freedom wins. This victory affirms that the right to commerce, like the right to self-defense, is fundamental to our liberty.”

About Credova

Credova (a subsidiary of PublicSquare) was founded to fill a critical gap in the marketplace, providing modern, point-of-sale financing solutions to merchants and consumers in underserved sectors such as outdoor recreation and the firearms industry. For many merchants, Credova and PublicSquare are their only access to the kinds of financial tools that other industries take for granted.

About PublicSquare

PublicSquare is a Financial Technology Company that protects life, family, and liberty. PublicSquare operates under three segments: Financial Technology, Marketplace, and Brands. PublicSquare’s Financial Technology segment includes Credova, a consumer financing service, and PSQ Payments, a “cancel-proof” payments company. The primary mission of the Marketplace segment is to help consumers “shop their values” and put purpose behind their purchases. PublicSquare leverages data and insights from the Marketplace to assess its customers’ needs and provide high-quality, wholly owned financial products and brands. PublicSquare’s Brands segment comprises EveryLife, a premium D2C life-affirming baby products company. The PublicSquare Marketplace is free to join for both consumers and business owners. Download the app on the App Store or Google Play, or visit PublicSquare.com to learn more.

Investors Contact:

investment@publicsquare.com

Media Contact:

pr@publicsquare.com

1700 G St. N.W., Washington, D.C. 20552

VIA EMAIL

August 19, 2025

James M. Giudice, Esq.

General Counsel and Chief Legal Officer

PSQ Holdings, Inc.

RE: CFPB Investigation of Credova Financial, LLC

Dear Mr. Giudice,

I am writing to inform you that the Bureau is closing its investigation into Credova Financial, LLC that has been going on since February 2021. After reviewing the case, the Bureau has determined that this investigation exemplifies the type of weaponization against disfavored industries and individuals that President Trump and Acting Director Vought are committed to ending. Credova’s use of innovative financial technology solutions to provide consumer financing to facilitate Americans exercising their Second Amendment rights made it a target for the Bureau. It is also one of numerous regulation-by-enforcement actions for which the CFPB under former Director Chopra became infamous. That is unacceptable and ends today.

The record of this investigation clearly demonstrates that it was conducted in a biased manner that targeted Credova’s exercise of its constitutional rights and facilitation of others’ exercise of their constitutional rights. In the early stages of negotiations, the Bureau’s staff even expressed its view that to reach an agreement, Credova should consent to cease leasing firearms as part of its business.

Credova did not bow to the Bureau’s pressure. Rather, by the time the Bureau sent its proposed settlement agreement in December, 2024, virtually the entirety of Credova’s business (more than 90%) was in the shooting sports space, including firearms, and the Bureau was aware of that fact. The Bureau’s demands in its proposed settlement agreement unmistakably appear targeted at shutting down Credova’s firearms business through crushing monetary penalties and arbitrary injunctive restrictions. These injunctive provisions were based on the Bureau’s paternalistic views regarding the kind of services a business should be allowed to provide to consumers and the Bureau’s conviction that consumers cannot really understand the nature of the product they are seeking.

The Bureau’s demands also were inconsistent with the realities of how such businesses are run. Even more concerning is that, in the name of customer convenience, the Bureau sought to force Credova to allow its customers to dispose of firearms at the end of a lease in a potentially dangerous manner by returning them to a non-Federal Firearms Licensee (“FFL”). However, the Bureau was aware from the documents Credova provided that this demand was contrary to the Bureau of Alcohol, Tobacco, Firearms and Explosives’ (“ATF”) advisory opinion, that Credova obtained and followed, and which made clear that returns must be made only to FFLs.

consumerfinance.gov

James Giudice

August 19, 2025

I also was appalled to learn that the timing of the Bureau’s actions was so plainly politically motivated. Based on my review of the record, it is my understanding that, after a period of inactivity and allowing the evidence to go stale, the Bureau ratcheted up its settlement demands, via a proposed consent decree on December 3, 2024. This date was, in fact, the same day as Public Square, Credova’s parent company, announced the addition of Donald Trump Jr. to its Board of Directors. The Bureau then pressured Credova to settle before the inauguration of President Trump. I am glad that Credova had the fortitude to resist that pressure.

The record also reveals that the New York Attorney General’s exercised utterly inappropriate influence over this investigation. Even though Credova conducts no business in New York and is not subject to the New York Attorney General’s jurisdiction, the Bureau was more than happy to allow the state Attorney General to have unprecedented access and influence over this investigation.

The New York Attorney General’s office has already disgraced itself by stifling Second Amendment activities, as the Supreme Court documented and unanimously found unconstitutional in its decision in National Rifle Association v. Vullo. The Bureau should not have allowed itself to become complicit in another flagrantly unconstitutional attempt by New York to target companies based on their exercise of their First and Second Amendment rights.

In sum, this investigation was not aimed at protecting consumers, but at suppressing activities protected by the First and Second Amendment. This investigation also represents precisely the kind of unconstitutional targeting that President Trump prohibited in his Executive Order on debanking:

Bank regulators have used supervisory scrutiny and other influence over regulated banks to direct or otherwise encourage politicized or unlawful debanking activities. . . . Such practices are incompatible with a free society. . . . They further undermine public trust in banking institutions and their regulators, discriminate against political beliefs and free expression of those beliefs, and weaponize a politicized regulatory state.

Executive Order 14331, Guaranteeing Fair Banking for All Americans (August 7, 2025).

consumerfinance.gov

James Giudice

August 19, 2025

Accordingly, this investigation is closed, and you are relieved of any document retention obligations. If you have any questions, please contact me at mark.paoletta@cfpb.gov.

Sincerely,

Mark Paoletta

Chief Legal Officer

consumerfinance.gov